Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Anteon International Corporation (the "Company") on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles S. Ream, Executive Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1). The Report fully complies with the  requirements  of Section
                    13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

               (2). The information  contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  November 2, 2004                       By:/s/ Charles S. Ream
       ----------------                          -------------------------------
                                                    Charles S. Ream
                                                    Executive Vice President and
                                                    Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Anteon International Corporation and will be retained by Anteon International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.